CORNUCOPIA RESOURCES LTD.
                      540-355 Burrard Street
                     Vancouver, B.C. V6C 2G8


                                        July 31, 1995


Private & Confidential

Addington Holding, Inc.
1500 North Bull Run Road
Ashland, Kentucky 41102
U.S.A.

- and -

Addwest Minerals, Inc.
5460 Ward Road - Suite 370
Arvada, Colorado 80002
U.S.A.

Dear Sirs:

     Re: Purchase of all outstanding shares of common stock of Addwest Minerals, Inc. by Cornucopia Resources Ltd.
          ("Cornucopia")

     Reference is made to the letter of intent (the "Letter of Intent") dated June 26, 1995 between us relating to the above-noted transaction. Each of us acknowledges by this letter that discussions are continuing between us with respect to certain amendments to the Letter of Intent, including an extension of the July 31 1995 date as it relates to, among other things, the outcome of Cornucopia's due diligence investigation. In order to facilitate the completion of those discussions, the Letter of Intent is hereby amended by substituting each reference to July 31, 1995 in Sections 3, 8, and 11 thereof with a reference to August 2, 1995.

     In all other respects and except as amendment may be necessary to comply with regulatory requirements, the Letter of Intent is confirmed. This amending agreement may be signed in counterparts.

                                   Yours truly,

                                   CORNUCOPIA RESOURCES LTD.


                                   By: /s/Andrew F.B. Milligan
                                       President


Accepted and Agreed on             ADDINGTON HOLDING, INC.
July 31, 1995


                                   By: /s/Charles S. Williams


Accepted and Agreed on             ADDWEST MINERALS, INC.
July 31, 1995


                                   By: /s/Charles S. Williams